UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Stockholders of WESCO International, Inc. (the “Company”) held on May 23, 2024, upon the recommendation of the Board of Directors, the stockholders voted on and approved amendments to the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law (the “Amendment”). The Amendment became effective upon the filing of the Certificate of Amendment to the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on May 24, 2024. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2024, the “Company held its Annual Meeting of Stockholders. A quorum was present at the meeting. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of Ten Director Nominees

Nominee	For	Withheld	Broker Non-Votes
John J. Engel	42,331,341	1,251,458	3,404,406
Glynis A. Bryan	43,026,644	556,155	3,404,406
Anne M. Cooney	43,195,950	386,849	3,404,406
Matthew J. Espe	42,882,179	700,620	3,404,406
Bobby J. Griffin	42,563,497	1,019,302	3,404,406
Sundaram Nagarajan	43,245,483	337,316	3,404,406
Steven A. Raymund	42,638,052	944,747	3,404,406
James L. Singleton	42,432,335	1,150,464	3,404,406
Easwaran Sundaram	43,190,108	392,691	3,404,406
Laura K. Thompson	41,480,429	2,102,370	3,404,406

Based on the votes set forth above, each director nominee was duly elected to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2025 or until their successors are otherwise duly elected and qualified.

Proposal 2 – Advisory Approval of the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
41,967,972	1,417,498	197,329	3,404,406

Based on the votes set forth above, with votes for representing approximately 97% of the votes cast, the stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers.

Proposal 3 – Approval of Amendments to the Company’s Restated Certificate of Incorporation Regarding Officer Exculpation

For	Against	Abstain	Broker Non-Votes
41,444,092	2,034,700	104,007	3,404,406

Based on the votes set forth above, the stockholders approved amendments to the Company’s Restated Certificate of Incorporation to provide for the exculpation of officers in accordance with Delaware law.

Proposal 4 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024

For	Against	Abstain
46,189,096	706,219	91,890

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

5.28.2024	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer